VERASTEM, INC.

Incentive Stock Option Agreement
Granted Under 2012 Incentive Plan

1. Grant of Option.

This agreement (this “Agreement”) evidences the grant by Verastem, Inc., a Delaware corporation (the “Company”), on date (the “Grant Date”) to Employee Name, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2012 Incentive Plan (the “Plan”), a total of  number shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $price per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on date (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) as to [  ]% of the Shares on [  ], subject to the Participant’s continued employment or other service relationship with the Company on each such vesting date.  For purposes of this Agreement, “Vesting Commencement Date” shall mean date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or under the terms of the Plan.

3. Exercise of Option.

(a) Form of Exercise.  Each election to exercise this option shall be effected by a writing signed by the Participant (whether in the form attached hereto as Exhibit A or in electronic form) and accompanied by payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

-  1  -

(c) Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment or other service relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other service relationship.  If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other service relationship by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other service relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other service relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other service relationship).  If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment or other service relationship, “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.  The Participant’s employment or other service relationship shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4. Change of Control.

-  2  -

If within 90 days prior to a Change of Control or within 18 months following a Change of Control, the Company or any successor thereto terminates the Participant’s employment other than for Cause, or the Participant terminates his or her employment for Good Reason (as defined below), then, this option will become exercisable (“vest”) as to 100% of the Shares on the date the Participant’s employment terminates.

For purposes of this Agreement, “Change of Control” shall mean (i) the acquisition of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of securities of the Company representing a majority or more of the combined voting power of the Company’s then outstanding securities, other than an acquisition of securities for investment purposes pursuant to a bona fide financing of the Company; (ii) a merger or consolidation of the Company with any other corporation in which the holders of the voting securities of the Company prior to the merger or consolidation do not own more than 50% of the total voting securities of the surviving corporation; or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition of assets to an affiliate of the Company or a holder of securities of the Company; notwithstanding the foregoing, no transaction or series of transactions shall constitute a Change of Control unless such transaction or series of transactions constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “good reason” for termination of employment or other service relationship, “Good Reason” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Good Reason” shall mean, without the Participant’s consent, the occurrence of any one or more of the following events: (i) material diminution in the nature or scope of the Participant’s responsibilities, duties or authority, provided that neither (x) the Company’s failure to continue the Participant’s appointment or election as a director or officer of any of its Affiliates nor (y) any diminution in the nature or scope of the Participant’s responsibilities, duties or authority that is reasonably related to a diminution of the business of the Company or any of its affiliates shall constitute “Good Reason”; (ii) a material reduction in the Participant’s base salary other than one temporary reduction of not more than 120 days and not in excess of 20% of the Participant’s base salary in connection with and in proportion to a general reduction of the base salaries of the Company’s executive officers; (iii) failure of the Company to provide the Participant the base salary or benefits owed to the Participant in accordance with his or her employment agreement with the Company, if any, after 30 days’ notice during which the Company does not cure such failure; or (iv) relocation of the Participant’s principal place of business more than forty (40) miles from the then current location of the Participant’s principal place of business.

5. Tax Matters.

(a) Withholding.  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

-  3  -

(b) Disqualifying Disposition.  If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

(c) Annual Limit for Incentive Stock Options.  To the extent that the aggregate fair market value (determined at the time of grant) of the shares of Common Stock subject to this option and all other incentive stock options the Participant holds that are exercisable for the first time during any calendar year (under all plans of the Company and its related corporations) exceeds $100,000, the options held by the Participant or portions thereof that exceed such limit (according to the order in which they were granted in accordance with the regulations under Section 422 of the Code) shall be treated as non-qualified stock options.

6. Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings provided for them in the Plan.

[Remainder of Page Intentionally Left Blank]

-  4  -

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

VERASTEM, INC.
By:	____________________________________
	Name:	Joe Chiapponi
	Title:	Chief Financial Officer

SIGNATURE PAGE TO INCENTIVE STOCK OPTION AGREEMENT

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2012 Incentive Plan.

PARTICIPANT:
____________________________ Name of Employee

Exhibit A

NOTICE OF STOCK OPTION EXERCISE

Date: ____________

Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, MA 02494

Attention:  Treasurer

Dear Sir or Madam:

I  am the holder of an Incentive Stock Option granted to me under the Verastem, Inc. 2012 Incentive Plan on __________ for the purchase of __________ shares of Common Stock of the Company at a purchase price of $__________ per share.

I hereby exercise my option to purchase _________ shares of Common Stock, for which I have enclosed __________ in the amount of ________.  Please register my stock certificate as follows:

Name(s):	_______________________
Address:	______________________________________________________
Tax I.D. #:	_______________________
Very truly yours,
_____________________________
(Signature)